UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)
(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue

Schofield, WI 54476

(Address of Principal Executive Offices) (Zip Code)

(715-359-6373)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation.

        After shareholder approval, on March 30, 2007 the following amendments to the Articles of Incorporation of the Company became effective upon filing with the Secretary of State of Minnesota.

Article One – The present Article One shall be deleted and replaced by the following:

The name of this corporation is Wind Energy America Inc.

Article Five – The present Article Five shall be deleted and replaced by the following:

The capital stock of this corporation shall consist of 60,000,000 shares, which includes 50,000,000 shares of common stock of $0.05 par value per share, and 10,000,000 shares of preferred stock of no par value per share with the Board of Directors having the discretion to issue preferred shares in one or more series or classes and further in their discretion being able to fix and determine the designations, rights, preferences, voting status, dividends, or other terms of each class or series of preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2007	Wind Energy America Inc., formerly Dotronix, Inc.
	By:	/s/ Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer